PROXY                                                                     PROXY

                           PHOENIX-SENECA GROWTH FUND

                                   a series of
                              Phoenix-Seneca Funds

                             909 Montgomery Street
                        San Francisco, California 94133

                  PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

                                April 28, 2000

The undersigned shareholder of the Phoenix-Seneca Growth Fund, revoking any and all previous proxies heretofore given for shares of the Phoenix-Seneca Growth Fund held by the undersigned, does hereby appoint Ronald K. Jacks and Sandra J. Monticelli, each and any of them, with full power of substitution each, to be the attorneys and proxies of the undersigned, to attend the special meeting of the shareholders of the Phoenix-Seneca Funds to be held on the 28th day of April, 2000, at 10:00 a.m., local time, at the offices of Phoenix Equity Planning Corporation, 101 Munson Street, Greenfield, Massachusetts 01301, and any adjournments thereof and to represent and direct shares of each class of the Phoenix-Seneca Growth Fund held by the undersigned as of the record date for the meeting for the proposal specified on the reverse side.

To avoid the expense of adjourning the Meeting to a subsequent date, please return this proxy in the enclosed self-addressed, postage-paid envelope. In the alternative, you may vote by telephone by calling toll-free 1-877-8683 and following the recorded instructions. Prompt voting by shareholders will save the costs associated with further solicitation.

This proxy, if properly executed, will be voted in the manner as directed herein by the undersigned shareholder. Unless otherwise specified in the boxes provided, the undersigned's vote will be cast "FOR" the proposal. If no direction is made for the proposal, this proxy will be voted "FOR" the proposal. In their discretion, the proxies are authorized to transact and vote upon such other matters and business as may come before the meeting or any adjournments thereof.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

--------------------------------------
PHOENIX-SENECA GROWTH FUND
--------------------------------------

CONTROL NUMBER:
RECORD DATE SHARES:

     1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization, dated November 17, 1999, and the transactions it contemplates, including (a) the transfer of all or substantially all of the assets of the Phoenix-Seneca Growth Fund to the Phoenix-Seneca Equity Opportunities Fund in exchange solely for shares of the corresponding class of the Equity Opportunities Fund and the assumption by the Equity Opportunities Fund of all the liabilities of the Growth Fund and (b) the distribution of the shares of the Equity Opportunities Fund so received to shareholders of the Growth Fund.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

     2. To consider and act upon any other business as may properly come before the meeting and any adjournment thereof.

        To avoid the expense of adjourning the meeting to a subsequent date, please return this proxy in the enclosed self-addressed, postage-paid envelope.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE PHOENIX-SENECA FUNDS, WHICH RECOMMENDS A VOTE FOR THE PROPOSAL.


Please be sure to sign and date this Proxy.                Date: ______________

_____________________________________        __________________________________
          Shareholder sign here                 Co-owner sign here

DETACH CARD                                                         DETACH CARD

                       Vote by Telephone

                       It's fast, convenient, and immediate!
                       Call Toll-Free on a Touch-Tone Phone

                       Follow these four easy steps:

                    1. Read the accompanying Proxy Statement and Proxy Card.

                    2. Call the toll-free number
                       1-877-PRX-VOTE (1-877-779-8683).
                       There is NO CHARGE for this call.

                    3. Enter your Control Number located on your Proxy Card.

                    4. Follow the recorded instruments.

                    Your vote is important!
                    Call 1-877-PRX-VOTE anytime!

         Do not return your Proxy Card if you are voting by Telephone